UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2006

SIRVA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31902	52-2070058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Oakmont Lane
Westmont, Illinois 60559
(Address of principal executive offices, including zip code)

(Registrant’s telephone number, including area code): (630) 570-3000

Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition.

On December 5, 2006, SIRVA, Inc. (“SIRVA”) issued a press release (the “Press Release”) updating its earnings guidance for 2006.  A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Press Release, in addition to discussing certain financial measures recognized under generally accepted accounting principles (“GAAP”), includes earnings before interest expense, taxes, depreciation and amortization (“EBITDA”) from continuing operations. This non-GAAP financial measure is provided as additional information for investors and is not in accordance with, or an alternative for, GAAP and may be different than measures used by other companies.  SIRVA’s management uses EBITDA for reviewing its financial results and for business planning and performance assessment. SIRVA believes that this presentation allows investors to evaluate the current operational and financial performance of SIRVA’s business. A reconciliation of EBITDA from continuing operations to income from continuing operations before income taxes, the most directly comparable GAAP measure, is included in the Press Release.

Item 8.01  Other Events.

On December 5, 2006, SIRVA also announced in the Press Release that it has finalized a home inventory financing vehicle that, together with changes in certain customer contracts, is expected to provide SIRVA with approximately $50 million to $60 million of additional liquidity in the short term.

The information provided under Item 2.02 of this Current Report on Form 8-K and in the Press Release is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d)          Exhibits

99.1                   Press release, dated December 5, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIRVA, INC.

Date: December 5, 2006

	By:	/s/ Eryk J. Spytek
	Name:	Eryk J. Spytek
	Title:	Senior Vice President, General Counsel &
Secretary

Exhibit Index

Exhibit	Description

99.1	Press Release, dated December 5, 2006.